Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the undersigned has made, constituted and appointed, and by this instrument does make, constitute and appoint, each of LIZBETH WRIGHT, HEEJIN JUN and NIGEL CRAWFORD, acting individually, as her true and lawful attorney, for her, and in her name, place and stead, to affix, as attorney-in-fact, the signature of the undersigned to reports to the Securities and Exchange Commission on Forms 3, 4, 5 or 144 with respect to transactions or holdings by the undersigned in equity securities issued by Eaton Corporation plc (“Eaton”), and to any and all amendments to such reports, giving and granting unto each such attorney-in-fact full power and authority to do and performance every act and thing whatsoever necessary to be done in the premises, as fully as the undersigned might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall expire on the date the undersigned is no longer required to file Form 3, 4, 5 or 144 reports with the Securities and Exchange Commission with respect to holdings of and transactions in securities issued by Eaton, unless revoked in writing prior thereto.

IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio this 13th day of March, 2025.

/s/ Lucy Clark Dougherty
Lucy Clark Dougherty

STATE OF Ohio

) ss.:

COUNTY OF Cuyahoga

On the 13th day of March, in the year 2025, before me, the undersigned, a Notary Public in and for said state, personally appeared Lucy Clark Dougherty, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the person executed the instrument.

/s/ Vicki Lonowski
Notary Public

My commission expires: April 10, 2029